AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

    THIS AMENDMENT to the Amended and Restated Transfer Agent Servicing Agreement, dated as of October 22, 2021, as amended (the “Agreement”), is entered into as of the last date on the signature block, by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add Verity U.S. Treasury Fund as a new series of the Trust, to the Agreement and to add the corresponding fee schedules applicable to the Verity U.S. Treasury Fund as Exhibit W to the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

•Exhibit W is hereby added and attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

SERIES PORTFOLIOS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Ryan L. Roell	By:	/s/ Gregory Farley
Name:	Ryan L. Roell	Name:	Gregory Farley
Title:	President, Series Portfolio Trust	Title:	Sr. Vice President
Date:	12/1/2023	Date:	December 1, 2023

Exhibit W to the Series Portfolios Trust Amended and Restated Transfer Agent Servicing Agreement

Name of Series
Verity U.S. Treasury Fund
Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
Base Fee per CUSIP            $[...] for first CUSIP in Fund Complex
$[...] each additional class CUSIP in Fund Complex
Open Accounts                $[...] per open account
Closed (zero balance) Accounts         $[...] per closed account
Daily Accrual Fund Accounts        $[...] per open account

Annual Basis Point Fee per Fund Complex
[...] basis point on the first $[...] million
[...] basis points on the next $[...] million
[...] basis points on the balance

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Services Included in Annual Basis Point Fee
Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Daily Valuation/Manual 401k Trade
NSCC System Interface
Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), ~~,~~ EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$[...] per qualified plan account or Coverdell ESA account (Cap at $[...] per SSN)
$[...] per transfer to successor trustee
$[...] per participant distribution (Excluding SWPs)
$[...] per refund of excess contribution
$[...] per reconversion/recharacterization
Additional Shareholder Paid Fees
$[...] per outgoing wire transfer or overnight delivery
$[...] per telephone exchange
$[...] per return check or ACH or stop payment
$[...] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
Implementation
$[...] –per fund group, Inquiry only - no transaction capabilities
$[...] per fund group, base transactional and maintenance functionality
[...]-year minimum term
•

Description	Schedule
Annual Fee – Based on Login Volume
Up to 100,000	$[...]
100,000 – 999,999	$[...]
1,000,000+	$[...]
Activity Fees
Per Login	$[...] per event
Login Challenge (email or SMS Text)	$[...] per event
Inquiry	$[...] per event
Account Maintenance	$[...] per event
Transaction – financial transactions, duplicate statements requests, etc.	$[...] per event
New Account Set-up	$[...] per event
Bank Verification Attempt	$[...] per event
•
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[...] per statement
Document Consent Processing, Suppression, and Notification – $[...] per suppressed statement
Development & Implementation of Electronic Confirm Statements – $[...] initial setup fee
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[...] per statement
Document Consent Processing, Suppression, and Notification – $[...] per suppressed statement
Development & Implementation of Electronic Investor Statements – $[...] initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[...] per statement
Document Consent Processing, Suppression, and Notification – $[...] per suppressed statement
Development & Implementation of Electronic Tax Statements – $[...] initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $[...] per suppressed statement
Development & Implementation of Electronic Compliance Documents – $[...] initial setup fee
Related Digital Investor Fees
View Consent Enrollment – $[...] per transaction
Consent Enrollment – $[...] per transaction
View Statements – $[...] per view

Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three-year minimum term
Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $[...] per document per year for three years and greater, if desired

Digital Investor customization charges apply

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $[...] per year
Per Record Charge
•Rep/Branch/ID – $[...]
•Dealer – $[...]
Price Files – $[...]per record or $[...] per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
Account inquiry
•Inquiry - $[...] per event
•Vision ID - $[...] per month per ID
Transaction Processing*
•Implementation Fee - $[...] per Management Company
•Transaction – purchase, redeem, and exchange - $[...] per event
•Monthly Minimum Charge - $[...] per month
Electronic Statements*
•Implementation- $[...] per fund group
•Load charges-$[...] per image
•Archive charge (for any image stored beyond 2 years)-$[...] per document

*Vision ID and event charges also apply.
•Threat metrix Services:
•
•

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below 1000 IDs	$[...]	$[...]
1000-3450 IDs	$[...]	$[...]
3451 IDs and above	$[...]	$[...]

Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$[...] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

STAT – Statement and Tax Form Storage & Retrieval
•Setup: $[...] per user
•Support: $[...] per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
•Standard ad-hoc select: $[...] per file
•Custom coded data for recurring, scheduled delivery: $[...] per hour consultation and programming development
•Support: $[...] per file per month for recurring files/reports scheduled for delivery.
•Recurring files scheduled for delivery via Pivot or Managed File Services.
Custom Electronic File Exchange (MFS delivery of standard TIP files)
•Setup: $[...] one-time fee
•Support: $[...] per file per month
•
•Chat Services
Implementation Fee – $[...]
Monthly Fee – $[...] per month
Per Chat Fee – $[...] per chat or $[...] per minute of chat
Virtual Assistant
$[...] Implementation Fee
$[...] per month administration fee
Electronic Form Delivery and Signature Capture
Implementation fee – $[...] (includes 15 forms)
Additional setup fee – $[...] for each additional form and email template
Form and fund logo modifications – $[...] per form, $[...] per updated Fund Logo
Monthly minimum fee – $[...] per month
Per electronic envelope Fee – $[...]
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
•$[...] implementation
•$[...] per month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$[...] implementation
•$[...] per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$[...] implementation
•$[...] per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
•$[...] implementation
•$[...] per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
•$[...] implementation
•$[...] per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
•$[...] implementation
•$[...] per ID per month

PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$[...] per month
Programming Services
$[...] per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund setup programming (transfer agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$[...] per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$[...] setup per fund group
$[...] per month administration
$[...] per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$[...] per fund group per month
CTI Reporting
•Integrated custom detailed call reporting – $[...] per monthly report
Literature Fulfillment Services

■Account Management/Database Administration
●$ [...] per month
●$[...] per SKU - Receiving
●$[...] per order - Order Processing
●$[...] per month per location - Skid Storage
●$[...] per SKU - Disposal

■Inbound Tele servicing Only
●$[...] per month Account Management (OR)
●$[...] per call, Call Servicing

■Lead Source Reporting
●$[...] per month

■Closed Loop Reporting
●$[...] per month, Account Management
●$[...]0 per fund group, Database Installation, Setup

■Miscellaneous Expenses

Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
$[...] per Month
Fund Event* Services
Programming & File Delivery – $[...]/hour
Project Management/Analysis – $[...]/hour
Account Data Retention – $[...]/account/month until purged*
CUSIP Data Retention – $[...]/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent). FINCEN regulations require account retention for [...] months following closing. Data is purged the first July after retention requirements have been fulfilled.
CUSIP Setup
CUSIP Setup beyond the initial CUSIP – $[...] per CUSIP
Expedited CUSIP Setup – $[...] per CUSIP (Less than [...] days)
Fund Characteristic Change
Fund Name Change – $[...] per fund/ per change
Fund CUSIP Change – $[...] per fund/ per change
MARS Sales Reporting & Compliance Services
Standard MARS Implementation Cost
$[...] – $[...] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Products & Services (Monthly fees)
$[...] MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
$[...] MARS Sales Reporting (Includes 1 Sales Users)
$[...] MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial [...] GB of data. Each additional [...] GB of storage space is $[...] per month.

Standard MARS System Setup & Implementation Costs
$[...] – SalesForce.com Integration (if added after initial MARS implementation)
$[...] – Custom Data Interface
$[...] – OmniSERV Setup ($[...] Monthly Maintenance Fee)
$[...] – Standard DCIO Interface Setup ($[...] Monthly Maintenance Fee)
$[...] – Standard Interface Setup ($[...] Monthly Maintenance Fee)
$[...] – Additional OmniSERV Interface ($[...] Monthly Maintenance Fee)

Standard MARS Licenses (Monthly Fee Per User)
$[...] – Sales Reporting

$[...] – 22c-2 Compliance
$[...] – CRM
$[...] – SFDC

MARS Training (in-person):
$[..] /day plus travel and out-of-pocket expenses.

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions 0 – 5K	$[...]
Monthly Transactions 5K – 7.5K	$[...]
Monthly Transactions 7.5K – 10K	$[...]
Monthly Transactions 10K – 15K	$[...]
Monthly Transactions 15K - 20k	$[...]
Monthly Transactions 20k - 40k	$[...]
Monthly Transactions 40k - 60k	$[...]
Monthly Transactions 60k - 80k	$[...]
Monthly Transactions 80k - 100k	$[...]
Monthly Transactions 100k - 120k	$[...]
Monthly Transactions 120k - 140k	$[...]
Monthly Transactions 140k - 160k	$[...]
Monthly Transactions 160k - 180k	$[...]
Monthly Transactions 180k - 200k	$[...]
Monthly Transactions 200k - 220k	$[...]
Monthly Transactions 220k - 240k	$[...]
Monthly Transactions 240k - 260k	$[...]
Monthly Transactions 260k - 280k	$[...]
Monthly Transactions 280k - 300k	$[...]
Monthly Transactions 300k-320k	$[...]
Monthly Transactions 320k-340k	$[...]
Monthly Transactions 340k-360k	$[...]
Monthly Transactions 360k-380k	$[...]
Monthly Transactions 380k-400k	$[...]
Monthly Transactions 400k-420k	$[...]
Monthly Transactions 420k-440k	$[...]
Monthly Transactions 440k-460k	$[...]
Monthly Transactions 460k-480k	$[...]
Monthly Transactions 480k-500k	$[...]
Monthly Transactions 500k-520k	$[...]

Monthly Transactions 520k-540k	$[...]
Monthly Transactions 540k-560k	$[...]
Monthly Transactions 560k-580k	$[...]
Monthly Transactions 580k-600k	$[...]
Monthly Transactions 600K-620k	$[...]
Monthly Transactions 620k-640k	$[...]
Monthly Transactions 640k-660k	$[...]
Monthly Transactions 660k-680k	$[...]
Monthly Transactions 680k-700k	$[...]
Monthly Transactions 700k-720k	$[...]
Monthly Transactions 720k-740k	$[...]
Monthly Transactions 740k-760k	$[...]
Monthly Transactions 760k-780k	$[...]
Monthly Transactions 780k-800k	$[...]
Monthly Transactions 800k-820k	$[...]
Monthly Transactions 820k-840k	$[...]
Monthly Transactions 840k-860k	$[...]
Monthly Transactions 860k-880k	$[...]
Monthly Transactions 880k-900k	$[...]
Monthly Transactions 900k-920k	$[...]
Monthly Transactions 920k-940k	$[...]
Monthly Transactions940k-960k	$[...]
Monthly Transactions 960k-980k	$[...]
Monthly Transactions 980k-1m	$[...]

Additional Products & Services (Quoted Separately):
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ
MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size:

$[...] – MARS Lite Base Sales Reporting Only (Includes up to one year of historical DST/TA2000 data)

MARS Lite Products & Services (Monthly fees):
$[...] MARS Sales & Compliance Reporting
$[...] MARS Sales Reporting Only
$[...] MARS 22c-2 Compliance Only
Once an AUM of $[...] has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial [...] GB of data. Each additional [...]GB of storage space is $[...] per month. No CRM real-time integration. There is no system access with MARS Lite.

MARS Lite System Setup & Implementation Costs (One-time fee):
$[...] – Custom Data Interface
$[...] – Additional OmniSERV Setup ($[...] Monthly)
$[...] – Standard DCIO Interface Setup ($[...] Monthly)
$[...] – Standard Interface Setup ($[...] Monthly)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions 0 – 5K	$[...]
Monthly Transactions 5K – 7.5K	$[...]
Monthly Transactions 7.5K – 10K	$[...]
Monthly Transactions 10K – 15K	$[...]
Monthly Transactions 15K - 20k	$[...]
Monthly Transactions 20k - 40k	$[...]
Monthly Transactions 40k - 60k	$[...]
Monthly Transactions 60k - 80k	$[...]
Monthly Transactions 80k - 100k	$[...]
Monthly Transactions 100k - 120k	$[...]
Monthly Transactions 120k - 140k	$[...]
Monthly Transactions 140k - 160k	$[...]
Monthly Transactions 160k - 180k	$[...]
Monthly Transactions 180k - 200k	$[...]
Monthly Transactions 200k - 220k	$[...]
Monthly Transactions 220k - 240k	$[...]

Monthly Transactions 240k - 260k	$[...]
Monthly Transactions 260k - 280k	$[...]
Monthly Transactions 280k - 300k	$[...]
Monthly Transactions 300k-320k	$[...]
Monthly Transactions 320k-340k	$[...]
Monthly Transactions 340k-360k	$[...]
Monthly Transactions 360k-380k	$[...]
Monthly Transactions 380k-400k	$[...]
Monthly Transactions 400k-420k	$[...]
Monthly Transactions 420k-440k	$[...]
Monthly Transactions 440k-460k	$[...]
Monthly Transactions 460k-480k	$[...]
Monthly Transactions 480k-500k	$[...]
Monthly Transactions 500k-520k	$[...]
Monthly Transactions 520k-540k	$[...]
Monthly Transactions 540k-560k	$[...]
Monthly Transactions 560k-580k	$[...]
Monthly Transactions 580k-600k	$[...]
Monthly Transactions 600K-620k	$[...]
Monthly Transactions 620k-640k	$[...]
Monthly Transactions 640k-660k	$[...]
Monthly Transactions 660k-680k	$[...]
Monthly Transactions 680k-700k	$[...]
Monthly Transactions 700k-720k	$[...]
Monthly Transactions 720k-740k	$[...]
Monthly Transactions 740k-760k	$[...]
Monthly Transactions 760k-780k	$[...]
Monthly Transactions 780k-800k	$[...]
Monthly Transactions 800k-820k	$[...]
Monthly Transactions 820k-840k	$[...]
Monthly Transactions 840k-860k	$[...]
Monthly Transactions 860k-880k	$[...]
Monthly Transactions 880k-900k	$[...]
Monthly Transactions 900k-920k	$[...]
Monthly Transactions 920k-940k	$[...]
Monthly Transactions940k-960k	$[...]
Monthly Transactions 960k-980k	$[...]
Monthly Transactions 980k-1m	$[...]

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for [...] days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund’s AUM must be under one billion dollars. Once a client has reached and AUM of $[...] billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.

Adviser’s Signature Acknowledging the Fee Schedule

Verity Asset Management, Inc.

By:	/s/ Gordon T. Wegwart
Name:	Gordon T. Wegwart
Title:	President
Date:	12-01-2023